As filed with the Securities and Exchange Commission on March 26, 2020

Registration Statement No. 333-222986

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

POST-EFFECTIVE

AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

______________________

CNL STRATEGIC CAPITAL, LLC

(Exact name of registrant as specified in governing instruments)

______________________

Delaware	3990	32-0503849
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Number)	Identification Number)

CNL Strategic Capital, LLC
450 South Orange Avenue

Orlando, Florida 32801
Tel (407) 650-1000

(Address, including Zip Code, and Telephone Number, including
Area Code, of Registrant's Principal Executive Offices)

Chirag J. Bhavsar

Chief Executive Officer

450 South Orange Avenue

Orlando, Florida 32801
Tel (407) 650-1000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Jay L. Bernstein, Esq. Jason D. Myers, Esq. Clifford R. Cone, Esq. Larry P. Medvinsky, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Tel (212) 878-8000 Fax (212) 878-8375	Robert H. Bergdolt, Esq. DLA Piper LLP (US) 4141 Parklake Avenue, Suite 300 Raleigh, North Carolina 27612-2350 Tel (919) 786-2000

______________________

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☒

Explanatory Note

This Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-222986) is filed pursuant to Rule 462(d) solely to add certain exhibits not previously filed with respect to such Registration Statement.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: The following exhibit is filed as part of this registration statement:

Exhibit Number	Description
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of BDO USA, LLP
23.3*	Consent of Plante & Moran, PLLC
23.4*	Consent of Citrin Cooperman & Company, LLP

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on March 26, 2020.

CNL Strategic Capital, LLC

By:	/s/ Chirag J. Bhavsar Name: Chirag J. Bhavsar Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*
James M. Seneff, Jr.	Chairman of the Board	March 26, 2020
/s/ Chirag J. Bhavsar
Chirag J. Bhavsar	Chief Executive Officer (Principal Executive Officer)	March 26, 2020
*
Tammy J. Tipton	Chief Financial Officer (Principal Accounting and Financial Officer)	March 26, 2020
*
Arthur E. Levine	Director	March 26, 2020
*
Mark D. Linsz	Director	March 26, 2020
*
Benjamin A. Posen	Director	March 26, 2020
*
Robert J. Woody	Director	March 26, 2020

* By: /s/ Chirag J. Bhavsar
Chirag J. Bhavsar
Power of Attorney